GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 11% Year-Over-Year to $6.1 billion
Biktarvy Sales Increased 22% Year-Over-Year to $2.8 billion
Oncology Sales Increased 79% Year-Over-Year to $578 million
Foster City, CA, October 27, 2022 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter of 2022.
Chairman and Chief Executive Officer of Gilead Sciences, Daniel O’Day said: “This was another very strong quarter across the business. In HIV, treatment and prevention markets continue to grow with further share gains for Biktarvy in treatment, and we received our first approval for our long-acting HIV agent, lenacapavir, in Europe. In oncology, there is increasing demand for cell therapies and Trodelvy. Yescarta and Tecartus received two approvals in Europe and Trodelvy was granted FDA Priority Review for HR+/HER2- metastatic breast cancer. Overall, we are seeing terrific progress from a commercial and clinical perspective and look forward to building on this momentum.”
Third Quarter 2022 Financial Results
•Total third quarter 2022 revenue decreased 5% to $7.0 billion compared to the same period in 2021, primarily due to lower Veklury® (remdesivir) sales, partially offset by increased sales in HIV and oncology products.
•Diluted Earnings Per Share (“EPS”) decreased to $1.42 for the third quarter of 2022 compared to $2.05 for the same period in 2021, mainly driven by higher acquired in-process research and development (“IPR&D”) expenses of $389 million primarily due to the acquisition of MiroBio Ltd. (“MiroBio”) and lower product gross margin and revenues, partially offset by lower income tax expense.
•Non-GAAP diluted EPS decreased to $1.90 for the third quarter of 2022 compared to $2.65 for the same period in 2021, primarily driven by the MiroBio acquisition, as well as lower product gross margin and revenues.
•As of September 30, 2022, Gilead had $6.9 billion of cash, cash equivalents and marketable debt securities down from $7.8 billion as of December 31, 2021.
•During the third quarter of 2022, Gilead generated $2.9 billion in operating cash flow.
•During the third quarter of 2022, Gilead repaid $1.0 billion of debt, made a cash payment of $414 million to acquire MiroBio, paid dividends of $928 million and repurchased $180 million of common stock.
Product Sales Performance
Total third quarter 2022 product sales decreased 5% to $7.0 billion compared to the same period in 2021. Total product sales, excluding Veklury, increased 11% to $6.1 billion in the third quarter of 2022 compared to the same period in 2021, primarily due to increased product sales related to HIV, cell therapy, hepatitis C virus (“HCV”) and Trodelvy® (sacituzumab govitecan-hziy).

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HIV product sales increased 7% to $4.5 billion in the third quarter of 2022 compared to the same period in 2021, primarily driven by favorable channel mix associated with government utilization leading to higher average realized price, as well as higher demand.
•Biktarvy® (bictegravir 50mg/emtricitabine 200mg (“FTC”)/tenofovir alafenamide 25mg (“TAF”)) sales increased 22% year-over-year in the third quarter of 2022, primarily due to higher demand and channel mix.
•Descovy® (FTC 200mg/TAF 25mg) sales increased 16% year-over-year in the third quarter of 2022, primarily driven by channel mix and higher demand, partially offset by inventory dynamics.
HCV product sales increased 22% to $524 million in the third quarter of 2022 compared to the same period in 2021, primarily due to a favorable resolution of a prior year rebate claim in Europe and other favorable pricing dynamics in the United States, partially offset by fewer patient starts.
Hepatitis B virus (“HBV”) and hepatitis delta virus (“HDV”) product sales increased 7% to $264 million in the third quarter of 2022 compared to the same period in 2021, primarily driven by Vemlidy® (TAF 25mg). Vemlidy sales increased 10% in the third quarter of 2022 compared to the same period in 2021, primarily driven by favorable inventory dynamics.
Cell therapy product sales increased 79% to $398 million in the third quarter of 2022 compared to the same period in 2021.
•Yescarta® (axicabtagene ciloleucel) sales increased 81% to $317 million in the third quarter of 2022, primarily driven by demand in relapsed or refractory (“R/R”) large B-cell lymphoma (“LBCL”) in the United States and Europe.
•Tecartus® (brexucabtagene autoleucel) sales increased 72% to $81 million in the third quarter of 2022, primarily driven by demand in R/R mantle cell lymphoma (“MCL”) in the United States and Europe as well as in adult R/R B-cell precursor acute lymphoblastic leukemia (“ALL”) in the United States.
Trodelvy sales increased by 78% to $180 million in the third quarter of 2022 compared to the same period in 2021, primarily driven by adoption in both the second- and third-line settings for the treatment of metastatic triple-negative breast cancer.
Veklury sales decreased by 52% to $925 million for the third quarter of 2022 compared to the same period in 2021, primarily driven by lower rates of COVID-19 related hospitalizations compared to the third quarter of 2021. Veklury revenue generally reflects COVID-19 related rates and severity of infections and hospitalizations, as well as the availability, uptake and effectiveness of vaccinations and alternative treatments for COVID-19.
Third Quarter 2022 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin was 80.0% for the third quarter of 2022 compared to 83.4% for the same period in 2021. Non-GAAP product gross margin was 86.8% for the third quarter of 2022 compared to 90.0% in the same period in 2021. The decreases were primarily driven by a favorable court decision in the third quarter of 2021 that led to the reversal of the previously recorded $175 million litigation reserve during that period, as well as Biktarvy-related royalty expense that began in the first quarter of 2022 and a change in product mix.
•Research and development (“R&D”) expenses for the third quarter of 2022 were $1.1 billion, relatively flat with the same period in 2021. Non-GAAP R&D expenses for the third quarter of 2022 were $1.2 billion, relatively flat with the same period in 2021(1).
(1)    Beginning in the second quarter of 2022, expenses related to development milestones and other collaboration payments made prior to regulatory approval of a developed product were reclassified from R&D expenses to Acquired IPR&D expenses in the Condensed Consolidated Statements of Income. We believe this presentation assists users of the financial statements to better understand the total costs incurred to acquire IPR&D projects. Prior periods have been recast for both GAAP and Non-GAAP reporting to reflect this classification, resulting in a reduction of previously-reported R&D expenses of $46 million and $93 million for the three and nine months ended September 30, 2021, respectively, and $8 million for the three months ended March 31, 2022.

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•Acquired IPR&D expenses for the third quarter of 2022 were $448 million compared to $65 million(1) in the same period in 2021. The increase primarily reflects an expense of $389 million related to the MiroBio acquisition.
•Selling, general and administrative (“SG&A”) expenses for the third quarter of 2022 were $1.2 billion, relatively flat with the same period in 2021. Non-GAAP SG&A expenses for the third quarter of 2022 were $1.2 billion, relatively flat with the same period in 2021.
•The effective tax rate (“ETR”) for the third quarter of 2022 was 26.6% compared to 24.8% for the same period in 2021. Non-GAAP ETR for the third quarter of 2022 was 22.4% compared to 18.9% for the same period in 2021. The increases in GAAP and Non-GAAP ETR were primarily due to a non-deductible acquired IPR&D charge related to Gilead’s acquisition of MiroBio.
Guidance and Outlook
For the full-year, Gilead has updated its guidance and now expects:
•Total product sales between $25.9 billion and $26.2 billion, compared to $24.5 billion and $25.0 billion previously.
•Total product sales, excluding Veklury, between $22.5 billion to $22.8 billion, compared to $22.0 billion and $22.5 billion previously.
•Total Veklury sales of approximately $3.4 billion, compared to approximately $2.5 billion previously.
•Non-GAAP earnings per share between $6.95 and $7.15, compared to $6.35 and $6.75 previously.
•Earnings per share between $3.35 and $3.55, compared to $2.90 and $3.30 previously.
This financial guidance excludes the impact of any expenses related to potential acquisitions or business development transactions that have not been executed, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts. A reconciliation between GAAP and non-GAAP financial information for the 2022 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic. While the pandemic can be expected to continue to impact Gilead’s business and broader market dynamics, the rate and degree of these impacts as well as the corresponding recovery from the pandemic may vary across Gilead’s business.
Key Updates Since Our Last Quarterly Release
Virology
•Announced the European Commission (“EC”) has granted Marketing Authorization for Sunlenca® (lenacapavir) for the treatment of HIV infection, in combination with other antiretroviral(s), in adults with multi-drug resistant HIV infection for whom it is otherwise not possible to construct a suppressive antiviral regimen.
•Announced that Merck & Co., Inc. (“Merck”) and Gilead plan to resume their Phase 2 study under an amended protocol. The study will evaluate an investigational once-weekly oral combination treatment regimen of Merck’s islatravir at a lower weekly dose and Gilead’s lenacapavir.
•Received a positive opinion from EMA’s Committee for Medicinal Products for Human Use (“CHMP”) to expand the indication of Biktarvy to include pediatric patients with HIV who are at least 2 years of age and weigh at least 14 kg.
•Received a positive opinion from EMA’s CHMP to extend the indication of Veklury for the treatment of pediatric patients under 12 years of age with COVID-19.
•Announced that the World Health Organization has updated its living treatment guideline to conditionally recommend Veklury for the treatment of patients with severe COVID-19 and continues to conditionally recommend Veklury in those with non-severe COVID-19 at the highest risk of hospitalization.

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•Demonstrated in vitro antiviral activity of Veklury against Omicron subvariants BA.2.12.1, BA.4 and BA.5, which are currently the most common circulating variants. Results confirm that Veklury retains antiviral activity against all Omicron subvariants analyzed to date.
Oncology
•Presented results of the second interim analysis of the TROPiCS-02 study in patients with pre-treated HR+/HER2- metastatic breast cancer at the European Society for Medical Oncology meeting. The results demonstrated a statistically significant and clinically meaningful improvement in median overall survival (“OS”) as compared to chemotherapy (median OS: 14.4 months vs. 11.2 months; hazard ratio=0.79; 95% confidence interval: 0.65-0.96; p=0.02). Additionally, data from a post hoc subgroup analysis of TROPiCS-02 were presented that showed progression-free survival benefit in patients with HR+/HER2- metastatic breast cancer regardless of their HER2- status, consistent with the study’s intention-to-treat population.
•Announced FDA accepted for Priority Review the supplemental Biologics License Application of Trodelvy for the treatment of patients with pre-treated HR+/HER2- metastatic breast cancer. Trodelvy has not been approved by any regulatory agency for the treatment of HR+/HER2- metastatic breast cancer, and its safety and efficacy have not been established for this indication.
•Announced an agreement to acquire the remaining worldwide development and commercialization rights to Trodelvy from Everest Medicines in Greater China, South Korea and other Asian markets.
•Received European Marketing Authorization for Yescarta use in adults with second-line diffuse large B-cell lymphoma and high-grade B-cell lymphoma. Additionally, the EC granted Marketing Authorization for Tecartus for the treatment of adult R/R ALL, and in Canada, received conditional marketing authorization for Yescarta for R/R follicular lymphoma after two or more lines of systemic therapy.
•Received FDA approval of viral vector manufacturing facility in Oceanside, California.
•Granted Orphan Drug Designation by FDA for KITE-222, an investigational CAR T-cell therapy targeted at C-type lectin-like molecule-1 (CLL-1), for the treatment of acute myeloid leukemia.
•Announced strategic collaboration with MacroGenics, Inc. (“MacroGenics”) to develop bispecific antibodies to treat various cancers. The agreement includes an upfront payment of $60 million to MacroGenics and an exclusive option on MGD024, an investigational CD123 and CD3 bispecific antibody.
Inflammation
•Completed the acquisition of MiroBio for $414 million in cash. MiroBio is a UK-based biotechnology company focused on restoring immune balance with agonists targeting immune inhibitory receptors.
Corporate
•Announced that the company’s Board of Directors declared a quarterly dividend of $0.73 per share of common stock for the fourth quarter of 2022. The dividend is payable on December 29, 2022, to stockholders of record at the close of business on December 15, 2022. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.

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Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (“SEC”), Gilead no longer excludes the initial costs of acquired IPR&D projects from its non-GAAP financial measures. Prior period non-GAAP financial measures are revised to conform to the new presentation.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2022 financial results, including as a result of potential adverse revenue impacts from COVID-19 and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangement with Dragonfly; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Trodelvy, Tecartus, Yescarta and bulevirtide, and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive regulatory approvals in a timely manner or at all, including FDA approval of lenacapavir for treatment of HIV-1 infection in heavily treatment-experienced people with multi-drug resistant HIV-1 infection, EC approval of lenacapavir for

October 27, 2022	6

treatment of HIV-1 infection, in combination with other antiretroviral(s), in adults with multi-drug resistant HIV-1 infection for whom it is otherwise not possible to construct a suppressive anti-viral regimen, EC approval of Veklury for the treatment of COVID-19 in adults and adolescents with pneumonia requiring supplemental oxygen and EC approval for Tecartus for the treatment of adult patients 26 years of age and above with R/R B-cell precursor ALL, and the risk that any such approvals, if granted, may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products, including the risk that Kite may be unable to increase its manufacturing capacity, timely manufacture and deliver its products or produce an amount of supply sufficient to satisfy demand for such products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products, including Yescarta; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended September 30, 2022 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

October 27, 2022	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2022	2021	2022	2021
Revenues:
Product sales	$6,978	$7,356	$19,650	$19,848
Royalty, contract and other revenues	64	65	242	213
Total revenues	7,042	7,421	19,892	20,061
Costs and expenses:
Cost of goods sold	1,395	1,223	4,261	3,974
Research and development expenses	1,149	1,101	3,429	3,243
Acquired in-process research and development expenses	448	65	786	270
In-process research and development impairment	—	—	2,700	—
Selling, general and administrative expenses	1,213	1,190	3,653	3,596
Total costs and expenses	4,205	3,579	14,829	11,083
Income from operations	2,837	3,842	5,063	8,978
Interest expense	(229)	(250)	(709)	(763)
Other income (expense), net	(176)	(154)	(571)	(696)
Income before income taxes	2,432	3,438	3,783	7,519
Income tax expense	(646)	(852)	(850)	(1,694)
Net income	1,786	2,586	2,933	5,825
Net loss attributable to noncontrolling interest	3	6	19	18
Net income attributable to Gilead	$1,789	$2,592	$2,952	$5,843
Net income per share attributable to Gilead common stockholders - basic	$1.43	$2.06	$2.35	$4.65
Shares used in per share calculation - basic	1,255	1,256	1,255	1,256
Net income per share attributable to Gilead common stockholders - diluted	$1.42	$2.05	$2.34	$4.63
Shares used in per share calculation - diluted	1,261	1,262	1,261	1,262
Cash dividends declared per share	$0.73	$0.71	$2.19	$2.13

Product gross margin	80.0%	83.4%	78.3%	80.0%
Research and development expenses as a % of revenues	16.3%	14.8%	17.2%	16.2%
Selling, general and administrative expenses as a % of revenues	17.2%	16.0%	18.4%	17.9%
Operating margin	40.3%	51.8%	25.5%	44.8%
Effective tax rate	26.6%	24.8%	22.5%	22.5%

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GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2022	2021	Change	2022	2021	Change
Product sales:
HIV	$4,487	$4,189	7%	$12,422	$11,777	5%
HCV	524	429	22%	1,371	1,488	(8)%
HBV/HDV	264	247	7%	733	704	4%
Cell therapy	398	222	79%	1,040	632	65%
Trodelvy	180	101	78%	485	262	85%
Other	200	245	(18)%	693	777	(11)%
Total product sales excluding Veklury	6,053	5,433	11%	16,745	15,640	7%
Veklury	925	1,923	(52)%	2,905	4,208	(31)%
Total product sales	6,978	7,356	(5)%	19,650	19,848	(1)%
Royalty, contract and other revenues	64	65	(1)%	242	213	14%
Total revenues	$7,042	$7,421	(5)%	$19,892	$20,061	(1)%

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GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in millions, except percentages)	2022	2021	Change	2022	2021	Change
Non-GAAP:
Cost of goods sold	$923	$736	25%	$2,634	$2,427	9%
Research and development expenses	$1,173	$1,063	10%	$3,425	$3,149	9%
Acquired IPR&D expenses	$448	$65	NM	$786	$270	NM
Selling, general and administrative expenses	$1,212	$1,178	3%	$3,566	$3,332	7%
Other income (expense), net	$20	$(12)	NM	$25	$(29)	NM
Diluted EPS	$1.90	$2.65	(28)%	$5.59	$6.50	(14)%

Product gross margin	86.8%	90.0%	-323 bps	86.6%	87.8%	-121 bps
Research and development expenses as a % of revenues	16.7%	14.3%	236 bps	17.2%	15.7%	152 bps
Selling, general and administrative expenses as a % of revenues	17.2%	15.9%	131 bps	17.9%	16.6%	133 bps
Operating margin	46.7%	59.0%	-1234 bps	47.7%	54.2%	-654 bps
Effective tax rate	22.4%	18.9%	350 bps	20.1%	18.9%	120 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11. Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission, the Company no longer excludes the initial costs of acquired IPR&D projects from its non-GAAP financial measures. Prior period non-GAAP financial measures are revised to conform to the new presentation.

October 27, 2022	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2022	2021	2022	2021
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,395	$1,223	$4,261	$3,974
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	(472)	(487)	(1,585)	(1,547)
Other(1)	—	—	(42)	—
Non-GAAP cost of goods sold	$923	$736	$2,634	$2,427

Product gross margin reconciliation:
GAAP product gross margin	80.0%	83.4%	78.3%	80.0%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	6.8%	6.6%	8.1%	7.8%
Other(1)	—%	—%	0.2%	—%
Non-GAAP product gross margin	86.8%	90.0%	86.6%	87.8%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,149	$1,101	$3,429	$3,243
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	—	(67)	—	(67)
Acquisition-related – other costs(2)	24	(2)	13	(14)
Other(1)	—	31	(18)	(13)
Non-GAAP research and development expenses	$1,173	$1,063	$3,425	$3,149

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$—	$2,700	$—
IPR&D impairment	—	—	(2,700)	—
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,213	$1,190	$3,653	$3,596
Acquisition-related – other costs(2)	(2)	(10)	(2)	(42)
Other(1)	1	(2)	(84)	(222)
Non-GAAP selling, general and administrative expenses	$1,212	$1,178	$3,566	$3,332

Income from operations reconciliation:
GAAP income from operations	$2,836	$3,842	$5,063	$8,978
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	472	554	1,585	1,614
Acquisition-related – other costs(2)	(22)	12	(11)	56
IPR&D impairment	—	—	2,700	—
Other(1)	(1)	(29)	144	235
Non-GAAP income from operations	$3,286	$4,379	$9,480	$10,883

Operating margin reconciliation:
GAAP operating margin	40.3%	51.8%	25.5%	44.8%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	6.7%	7.5%	8.0%	8.0%
Acquisition-related – other costs(2)	(0.3)%	0.2%	(0.1)%	0.3%
IPR&D impairment	—%	—%	13.6%	—%
Other(1)	—%	(0.7)%	0.7%	1.1%
Non-GAAP operating margin	46.7%	59.0%	47.7%	54.2%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(176)	$(154)	$(571)	$(696)
Loss from equity securities, net	197	142	596	667
Non-GAAP other income (expense), net	$20	$(12)	$25	$(29)

October 27, 2022	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except percentages and per share amounts)	2022	2021	2022	2021
Effective tax rate reconciliation:
GAAP effective tax rate	26.6%	24.8%	22.5%	22.5%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(3)	(4.1)%	(5.8)%	(2.4)%	(3.5)%
Non-GAAP effective tax rate	22.4%	18.9%	20.1%	18.9%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,789	$2,592	$2,952	$5,843
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	379	446	1,264	1,301
Acquisition-related – other costs(2)	(23)	9	(13)	46
IPR&D impairment	—	—	2,057	—
Other(1)	—	(23)	104	143
Loss from equity securities, net	198	154	570	687
Discrete and related tax charges(3)	49	165	118	179
Non-GAAP net income attributable to Gilead	$2,391	$3,343	$7,052	$8,199

Diluted EPS reconciliation:
GAAP diluted EPS	$1.42	$2.05	$2.34	$4.63
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	0.30	0.35	1.00	1.03
Acquisition-related – other costs(2)	(0.02)	0.01	(0.01)	0.04
IPR&D impairment	—	—	1.63	—
Other(1)	—	(0.01)	0.08	0.12
Loss from equity securities, net	0.16	0.12	0.45	0.54
Discrete and related tax charges(3)	0.04	0.13	0.09	0.14
Non-GAAP diluted EPS	$1.90	$2.65	$5.59	$6.50

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$472	$487	$1,627	$1,547
Research and development expenses adjustments	(24)	38	5	94
IPR&D impairment adjustments	—	—	2,700	—
Selling, general and administrative expenses adjustments	1	12	86	264
Total non-GAAP adjustments before other income (expense), net, and income taxes	450	537	4,418	1,905
Other income (expense), net, adjustments	197	142	596	667
Total non-GAAP adjustments before income taxes	646	679	5,014	2,572
Income tax effect of non-GAAP adjustments above	(93)	(93)	(1,032)	(395)
Discrete and related tax charges(3)	49	165	118	179
Total non-GAAP adjustments after tax	$602	$751	$4,100	$2,356
______________________________
(1)    Adjustments to Cost of goods sold and Research and development expenses primarily include various restructuring expenses during the first quarter of 2022 and the second quarter of 2021. Adjustments to Selling, general and administrative expenses primarily include donations to the Gilead Foundation, a California nonprofit organization, during the second quarters of 2022 and 2021.
(2)    Adjustments include employee-related expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s acquisitions of MiroBio, Ltd., Immunomedics, Inc. and MYR GmbH.
(3)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States.

October 27, 2022	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2022 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 1, 2022	Updated April 28, 2022	Updated August 2, 2022	Updated October 27, 2022
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	76% - 77%	76% - 77%	76% - 77%	78% - 79%
Acquisition-related and other	~ 9%	~ 9%	~ 9%	~ 8%
Non-GAAP projected product gross margin	85% - 86%	85% - 86%	85% - 86%	86% - 87%

Projected income from operations GAAP to non-GAAP reconciliation:
GAAP projected income from operations	$8,600 - $9,400	$5,800 - $6,600	$6,050 - $6,650	$6,900 - $7,300
Acquisition-related, IPR&D impairment and other	~ 2,100	~ 4,900	~ 4,950	~ 4,900
Non-GAAP projected income from operations	$10,700 - $11,500	$10,700 - $11,500	$11,000 - $11,600	$11,800 - $12,200

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 22%	~ 20%	~ 21%	~ 22%
Discrete and related tax adjustments, and income tax effect of adjustments above and fair value adjustments of equity securities	~ 2%	—%	~ 1%	~ 2%
Non-GAAP projected effective tax rate	~ 20%	~ 20%	~ 20%	~ 20%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$4.70 - $5.20	$3.00- $3.50	$2.90 - $3.30	$3.35 - $3.55
Acquisition-related, IPR&D impairment, fair value adjustments of equity securities, other and discrete and related tax adjustments	~ 1.50	~ 3.20	~ 3.45	~ 3.60
Non-GAAP projected diluted EPS	$6.20 - $6.70	$6.20 - $6.70	$6.35 - $6.75	$6.95 - $7.15
________________________________
(1)    The non-GAAP 2022 full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and transfers of intangible assets from a foreign subsidiary to Ireland and the United States. Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts.

October 27, 2022	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in millions)	2022	2021
Assets
Cash, cash equivalents and marketable securities	$6,942	$7,829
Accounts receivable, net	4,354	4,493
Inventories	2,602	2,734
Property, plant and equipment, net	5,349	5,121
Intangible assets, net	29,440	33,455
Goodwill	8,314	8,332
Other assets	5,556	5,988
Total assets	$62,557	$67,952
Liabilities and Stockholders’ Equity
Current liabilities	$10,423	$11,610
Long-term liabilities	31,077	35,278
Stockholders’ equity(1)	21,057	21,064
Total liabilities and stockholders’ equity	$62,557	$67,952
________________________________
(1)    As of September 30, 2022 and December 31, 2021, there were 1,254 shares of common stock issued and outstanding, respectively.

October 27, 2022	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$2,863	$3,253	$6,505	$8,179
Net cash used in investing activities	(713)	(234)	(2,091)	(2,853)
Net cash used in financing activities	(2,118)	(3,527)	(4,915)	(6,935)
Effect of exchange rate changes on cash and cash equivalents	(72)	(23)	(138)	(26)
Net change in cash and cash equivalents	(40)	(531)	(639)	(1,635)
Cash and cash equivalents at beginning of period	4,739	4,893	5,338	5,997
Cash and cash equivalents at end of period	$4,699	$4,362	$4,699	$4,362

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$2,863	$3,253	$6,505	$8,179
Capital expenditures	(157)	(139)	(547)	(423)
Free cash flow(1)	$2,706	$3,114	$5,958	$7,756
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

October 27, 2022	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
HIV
Biktarvy – U.S.	$2,286	$1,875	$6,088	$4,926
Biktarvy – Europe	278	254	807	707
Biktarvy – Other International	201	147	577	461
	2,766	2,276	7,472	6,094

Complera / Eviplera – U.S.	20	28	56	73
Complera / Eviplera – Europe	21	31	76	104
Complera / Eviplera – Other International	3	5	10	12
	43	64	142	189

Descovy – U.S.	444	355	1,152	994
Descovy – Europe	28	42	92	128
Descovy – Other International	28	36	91	105
	500	433	1,335	1,227

Genvoya – U.S.	502	576	1,441	1,633
Genvoya – Europe	71	100	220	306
Genvoya – Other International	27	68	103	184
	600	744	1,764	2,123

Odefsey – U.S.	276	275	763	773
Odefsey – Europe	86	112	278	336
Odefsey – Other International	12	12	36	39
	374	399	1,077	1,148

Stribild – U.S.	22	28	68	94
Stribild – Europe	7	11	23	33
Stribild – Other International	3	3	7	12
	32	42	98	139

Truvada – U.S.	24	55	77	268
Truvada – Europe	3	5	12	18
Truvada – Other International	2	7	13	24
	30	67	102	310

Revenue share – Symtuza(1) – U.S.	85	86	251	261
Revenue share – Symtuza(1) – Europe	40	41	126	125
Revenue share – Symtuza(1) – Other International	4	3	10	8
	130	130	388	394

Other HIV(2) – U.S.	1	24	11	110
Other HIV(2) – Europe	6	6	20	19
Other HIV(2) – Other International	5	4	15	24
	12	34	45	153

Total HIV – U.S.	3,661	3,302	9,906	9,132
Total HIV – Europe	541	602	1,653	1,776
Total HIV – Other International	285	285	863	869
	4,487	4,189	12,422	11,777

October 27, 2022	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
Veklury
Veklury – U.S.	336	1,527	1,179	2,763
Veklury – Europe	130	109	560	761
Veklury – Other International	458	287	1,166	684
	925	1,923	2,905	4,208
HCV
Ledipasvir / Sofosbuvir(3) – U.S.	8	14	27	63
Ledipasvir / Sofosbuvir(3) – Europe	5	5	13	24
Ledipasvir / Sofosbuvir(3) – Other International	12	26	43	76
	25	45	83	163

Sofosbuvir / Velpatasvir(4) – U.S.	241	173	629	649
Sofosbuvir / Velpatasvir(4) – Europe	131	77	288	234
Sofosbuvir / Velpatasvir(4) – Other International	84	82	244	272
	455	332	1,161	1,155

Other HCV(5) – U.S.	34	37	88	97
Other HCV(5) – Europe	7	12	31	64
Other HCV(5) – Other International	2	3	7	9
	44	52	127	170

Total HCV – U.S.	283	224	745	809
Total HCV – Europe	143	94	332	322
Total HCV – Other International	98	111	294	357
	524	429	1,371	1,488
HBV/HDV
Vemlidy – U.S.	129	103	306	266
Vemlidy – Europe	9	9	27	25
Vemlidy – Other International	90	96	289	298
	228	208	622	589

Viread – U.S.	2	1	4	8
Viread – Europe	5	7	17	22
Viread – Other International	15	18	48	55
	22	26	69	85

Other HBV/HDV(6) – U.S.	—	—	1	1
Other HBV/HDV(6) – Europe	13	13	41	29
	14	13	42	30

Total HBV/HDV – U.S.	131	104	311	275
Total HBV/HDV – Europe	28	29	85	76
Total HBV/HDV – Other International	106	114	337	353
	264	247	733	704
Cell therapy
Tecartus – U.S.	60	35	160	94
Tecartus – Europe	20	12	56	25
Tecartus – Other International	1	—	2	—
	81	47	217	119

Yescarta – U.S.	210	100	528	300
Yescarta – Europe	91	66	253	188
Yescarta – Other International	16	9	42	25
	317	175	823	513

Total cell therapy – U.S.	270	135	688	394
Total cell therapy – Europe	111	78	308	213
Total cell therapy – Other International	17	9	44	25
	398	222	1,040	632

October 27, 2022	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
Trodelvy
Trodelvy – U.S.	139	100	379	261
Trodelvy– Europe	38	1	98	1
Trodelvy – Other International	3	—	8	—
	180	101	485	262
Other
AmBisome – U.S.	9	7	48	32
AmBisome – Europe	63	67	192	202
AmBisome – Other International	33	69	140	186
	105	143	380	420

Letairis – U.S.	43	46	135	157

Other(7) – U.S.	28	34	91	109
Other(7) – Europe	11	17	52	68
Other(7) – Other International	13	5	35	23
	52	56	178	200

Total other – U.S.	80	87	275	298
Total other – Europe	75	84	244	270
Total other – Other International	46	74	174	209
	200	245	693	777

Total product sales – U.S.	4,900	5,479	13,482	13,932
Total product sales – Europe	1,064	997	3,281	3,419
Total product sales – Other International	1,013	880	2,887	2,497
	$6,978	$7,356	$19,650	$19,848
_______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Emtriva and Tybost.
(3)    Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4)    Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5)    Includes Vosevi and Sovaldi.
(6)    Includes Hepcludex and Hepsera.
(7)    Includes Cayston, Jyseleca, Ranexa and Zydelig.